For period ending July 31, 1999

				Exhibit
77D

File number 811-8764



PACE International Equity Investments

The board of trustees approved a change in the Fund's investment policies to allow investments in convertible securities that are rated below investment grade but no lower than B by
Moody's or S&P or, if rated, determined to be of comparable quality by the Adviser, except that these investments in lower-rated convertible securities, together with the Fund's investments in emerging markets, may not exceed 10% of the Fund's total assets.




FORM 10f-3	FUND:  	PACE Large Company
Value

Record of Securities Purchased Under the
Fund's Rule 10f-3 Procedures


1.	Issuer:  Du Pont/Conoco

2.	Date of Purchase:  10-21-98	3.
Date offering
commenced:  10-21-98

3.	Underwriters from whom purchased:
Morgan Stanley

4.	"Affiliated Underwriter" managing or
participating in syndicate:
Warburg Dillian Reed

5.	Aggregate principal amount of
purchase:  $506,000

6.	Aggregate principal amount of
offering:  $4,039,000,000

7.	Purchase price (net of fees and
expenses):  $22.41

8.	Initial public offering price:
$23.00

9.	Commission, spread or profit:  .5877
	%
	$12,929.40

10.	Have the following conditions been
satisfied?
YES
NO
a.	The securities are part of an issue
registered under the Securities Act of
1933
which is being offered to the public or
are "municipal securities" as defined in
Section 3(a)(29) of the Securities
Exchange Act of 1934.

X

b.	The securities were purchased prior
to the end of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.

X

c.	The underwriting was a firm
commitment underwriting.
X

d.	The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting similar securities during the same period.

X

e.	(1)  If securities are registered
under the Securities Act of 1933, the
issuer of the
securities and its predecessor have been in continuous operation for not less than three years.

X

      (2)  If securities are municipal
securities, the issue of securities has
received an
investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.

X

f.	The amount of such securities
purchased by all of the investment
companies
advised by Mitchell Hutchins did not
exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.

X

g.	The purchase price was less than 3%
of the Fund's total assets.
X

h.	No Affiliated Underwriter was a
direct or indirect participant in or
beneficiary of
the sale or, with respect to municipal
securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.

X


Approved:  /s/ 			Date:  10-
21-98





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For period ending July 31, 1999

File number 811-8764




ANNUAL SUPPLEMENT
Page 53 is to be filed only once each year at the end of
Registrant's fiscal year.

105.	Fidelity bond(s) in effect at the
end of the period:

	A.	?	Insurer Name:  ICI
Mutual Insurance Co.

	B.	?	Second Insurer:

	C.	?	Aggregate face amount of
coverage for
Registrant on all bonds on which
			it is named as an
insured ($000's omitted)
	$50,000

106.	A.	?	Is the bond part of a
joint fidelity bond(s)
shared with other investment companies
			or other entities?
	Y
					Y/N

	B.	?	If the answer to 106A is
"Y" (Yes), how many
other investment companies or other
			entities are covered by
the bond? 		61
			NOTE:  Count each series
as a separate
investment company.

107.	A.	?	Does the mandatory
coverage of the fidelity
bond have a deductible?		N
					Y/N

	B.	?	If the answer to 107A is
"Y" (Yes), what is
the amount of the deductible?
	$______

108.	A.	?	Were any claims with
respect to this
Registrant filed under the bond during
			the period?		N
					Y/N

	B.	?	If the answer to 108A is
"Y" (Yes), what was
the total amount of such claim(s)?
	$______

109.	A.	?	Were any losses incurred
with respect to this
Registrant that could have been filed
			as a claim under the
fidelity bond but were
not?		N
					Y/N

	B.	?	If the answer to sub-
item 109A is "Y" (Yes),
what was the total amount of such
			losses?  ($000's
omitted)		$______

110.	A.	?	Are Registrant's
officers and directors
covered as officers and directors of
			Registrant under any
errors and omissions
insurance policy owned by the Registrant
			or anyone else?
	Y
					Y/N

	B.	?	Were any claims filed
under such policy
during the period with respect to
			Registrant?		N
					Y/N